Exhibit 10.21

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR SUCH TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE AND CANADIAN PROVINCIAL SECURITIES LAWS.

No. W- 416,667

No.of Shares : 416,667

Holder: Myer Bentob

Date: August 7, 2003

                                     WARRANT

To subscribe for and purchase shares of Common Stock, par value US$0.001, of

                           UNITY WIRELESS CORPORATION

Reference is made to a Subscription Agreement (the "Agreement") dated August 7, 2003 between Holder and the Company. Capitalized terms used herein have the meanings attributed thereto in the Agreement unless otherwise set forth herein.

THIS CERTIFIES that, for value received, Holder or its registered successors and assigns, is entitled to purchase from UNITY WIRELESS CORPORATION, a Delaware corporation (herein called the "Company"), 416,667 shares of Common Stock of the Company (individually a "Common Share", and collectively the "Common Shares") at the initial exercise price of CDN$0.36 (US$0.26) per Common Share (the "Exercise Price") at any time until 5:00 p.m. (Montreal time) on August 7, 2005. The number of Common Shares to be received upon the exercise of the Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

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1.    Exercise of Warrant.

(a) This Warrant may be from time to time exercised by the Holder, in whole or in part, by the surrender of this Warrant, duly endorsed, accompanied by a duly completed Form of Exercise, in the form attached hereto, and payment in full of the Exercise Price for the Common Shares acquired at the principal office of the Company. Payment of the Exercise Price shall be made in cash or by certified or official bank check or checks payable to the order of the Company. The certificate(s) for such Common Shares shall be delivered to the Holder within a reasonable time, not exceeding five days, after the Warrant evidenced hereby shall have been so exercised and a new Warrant evidencing the number of Common Shares remaining to be issued upon exercise of the Warrant shall also be issued to the Holder within such time unless such Warrant shall have expired.

2.    Anti-Dilution Provisions.

(b) General. The Exercise Price per Common Share shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Common Shares obtained by multiplying the number of Common Shares immediately theretofore subject to this Warrant by the Exercise Price in effect immediately prior to such adjustment, and dividing such amount by the Exercise Price resulting from such adjustment.

(c) Stock Splits and Reverse Splits. In the event the Company subdivides its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision shall be proportionately reduced, and conversely, in the event that the outstanding Common Shares of the Company are combined into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased.

(d) Reorganizations and Asset Sales. Upon any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (other than a consolidation or merger in which the Company is the continuing corporation) (each, a "Combination"), the Company shall enter into an agreement with the surviving or acquiring Person (the "Successor Company") in such Combination confirming the Holder's rights pursuant to this Warrant and providing for the continuation after such Combination of the adjustments provided for in this Warrant, to the end that the Warrant shall effectively be converted into a Warrant of the Successor Company on the terms set forth herein. Following a Combination, the Warrant shall be exercisable for such number of shares of stock or other securities or property (including cash) to which the Common Shares issuable upon the exercise of the Warrant (at the time of such Combination) would have been exchanged pursuant to such Combination had such Common Shares been outstanding. For example, if the Company is acquired in a transaction in which each of its Common Shares is converted into the right to receive two shares of the common stock of the Successor Company and this Warrant, after giving effect to any other adjustments hereunder (including, without limitation, adjustments under any of the other provisions of this Section 2, whether in respect of such Combination or otherwise), is then exercisable for 1,000 shares of common stock of the Successor Company, the Company would enter into an agreement with the Successor Company providing that the Warrant would be exercisable for 2,000 shares of the Successor Company's common stock, which agreement would include the adjustment provisions provided in this Agreement, effectively converting the Warrant into warrants of the Successor Company. The provisions of this Section shall similarly apply to successive Combinations involving any Successor Company.

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3.    Dividends and Distributions. If, after the date hereof and prior to the exercise of this Warrant, the Company shall pay any dividends or make any other distributions to the holders of its Common Shares, upon the exercise of this Warrant the Company shall pay to the Holder the amount of such dividend or distribution which the Company would have paid to the Holder had it exercised this Warrant in full immediately prior to the record date for such dividend or distribution.

4.    Notices. If at any time prior to the expiration of the Warrants:

(a) The Company shall declare any dividend or distribution on the Common Shares payable in shares of capital stock of the Company, cash or other property;

(b) The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of its Common Shares entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights;

(c) The Company shall authorize the distribution pro rata to all holders of its Common Shares of evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of retained earnings or retained surplus);

(d) There shall occur any reclassification of the Common Shares, or any Combination (other than a Combination that does not result in a reclassification of the Common Shares); or

(e) There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

      then, and in each of such cases, the Company shall deliver to the Holder at its last address appearing on the books of the Company, as promptly as practicable but in any event not less than 60 days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent that such information is available: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, Combination, liquidation, dissolution or winding up is expected to become effective; and (iii) the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, Combination, liquidation, dissolution or winding up.

5. Valid Issuance, Etc. The Company covenants and agrees that all of the Common Shares that may be issued upon the exercise of this Warrant will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the Holder. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times reserve such number of Common Shares as may be sufficient to permit the exercise in full of this Warrant.

6. Registered Holder. Except as otherwise set forth herein, the Holder shall not be entitled by virtue of ownership of this Warrant to any rights whatsoever as a shareholder of the Company.

7. Transfer. As set forth in the Agreement, the Company is not obligated to register this Warrant or the Common Shares issuable hereunder. This Warrant may not be sold, pledged, hypothecated or transferred at any time unless the Company shall have received an opinion of counsel to the effect that such transfer would not result in a violation of the provisions of the Securities Act or

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      applicable Canadian provincial securities laws. Any transfer of this
      Warrant to a transferee, in whole or in part, shall be effected upon surrender of this Warrant, duly endorsed (unless endorsement is waived by the Company), at the principal office or agency of the Company. If this Warrant is being sold, pledged, hypothecated or otherwise transferred, the Company shall issue a new Warrant registered in the name of the designated transferee(s). If the right to acquire less than all of the Common Shares issuable upon the exercise hereof is being sold, pledged, hypothecated or otherwise transferred, the Company shall issue a new Warrant, in each case for the appropriate number of Common Shares, registered in the name of the Holder and the designated transferee(s), as applicable. Common Shares of the Company issued upon the exercise hereof may not be sold, pledged, hypothecated or otherwise transferred at any time unless the Company shall have received an opinion of counsel to the effect that such transfer would not result in a violation of the Securities Act or applicable Canadian provincial securities laws.

8. Confirmatory Notices; Restatements. The Company will promptly, upon Holder's request from time to time, confirm to Holder in writing the number of Common Shares that it is then entitled to purchase upon the exercise of this Warrant and the Exercise Price then in effect. In addition, the Company will on Holder's request and against delivery of this Warrant from time to time issue to Holder an amended and restated Warrant to reflect any adjustments theretofore made in the number of Common Shares then subject hereto and the Exercise Price.

9.    Miscellaneous.

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by standard mail, by facsimile or other means of electronic communication or by hand-delivery. Notice of any change of address shall also be governed by this paragraph. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication. Notices and other communications shall be addressed as follows:

      If to the Company:

      7438 Fraser Park Drive
      Burnaby, British Columbia
      V5J 5B9
      Facsimile Number: (604) 267-2726
      Email: ilank@unitywireless.com

      If to Holder:

      6600 Trans-Canada Highway
      Montreal, Quebec
      H9R 4S2
      Facsimile Number: (514) 694-2500
      Email: mbentob@bentelcap.com

(b) This Warrant shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state. The courts sitting in British Columbia shall have exclusive jurisdiction over all matters relating to this Warrant. Trial by jury is expressly waived. In addition to all other remedies to which the Holder

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      may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

(c) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled hereunder shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

(d) The Holder shall be entitled to recover its reasonable legal and actual costs of enforcing its rights hereunder.

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      IN WITNESS WHEREOF, UNITY WIRELESS CORPORATION has caused this Warrant to be signed by a duly authorized officer and this Warrant is dated as of the date set forth above.

                                        UNITY WIRELESS CORPORATION


                                        By
                                          --------------------------------------
                                          Name:  Ilan Kenig
                                          Title: President

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                                FORM OF EXERCISE
                         (to be executed by the Holder)

      The undersigned hereby exercises this Warrant for the purchase of _______ shares of common stock, par value US$0.001 ("Common Stock"), of UNITY WIRELESS CORPORATION and herewith makes payment of the purchase price in full. Kindly issue certificates for the Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of this Warrant, if any, will be registered in the name of the undersigned.

Dated: ____________________________

Signature:_________________________

Instructions for registration of shares:

Name (please print):

Social Security or Other Identifying Number:

Mailing Address: